THIS AGREEMENT is made and entered into by and between TELEGROUP, INCORPORATED, an Iowa corporation with its principal office located at 505 North Third Street, Fairfield, Iowa 52556 (hereinafter "Telegroup"), and NEW T&T HONG KONG LIMITED of 5/F, New T&T Centre, Harbour City, Tsimshatsui, Kowloon, Hong Kong ("New T&T").

RECITALS:

     WHEREAS, Telegroup is in the business of providing telecommunications services; and
     WHEREAS, Telegroup and New T&T have previously entered into a Facilities Management Agreement dated 20 October, 1995 ("FM Agreement"), Section
     12.4 of which is attached hereto; and
     WHEREAS, New T&T has applied to Telegroup for the right to purchase and resell certain of Telegroup's callback services to the general public; and
     WHEREAS, New T&T has a pre-existing agreement with a third-party supplier of such services (the "Existing Supplier"); and WHEREAS, Telegroup has agreed to provide such services pursuant to the terms and conditions set forth herein.
     NOW, THEREFORE, in consideration of the mutual promises, covenants and warranties which appear below, and intending to be legally bound thereby, the parties hereby agree as follows:

1.   UNDERTAKING OF THE PARTIES

1.1 Services. Telegroup hereby agrees to provide New T&T with certain dial tone and call termination services as more particularly described in
     Exhibit 1.1 attached hereto (hereinafter the "Services"). New T&T shall provide at * necessary in connection with the purchase by New T&T of the Services. All such * supplied by New T&T shall be maintained by New T&T during the term of this Agreement and shall be used by Telegroup only for the purpose of supplying the Services to New T&T hereunder.

1.2 Rates. The rates for Services will be established by Telegroup. The initial rates are set forth in Exhibit 1.2 attached hereto. These rates may be revised from time to time by Telegroup, subject to the following conditions:

          (a)  *

          (b)  *

*Confidential Treatment Requested. The redacted material has been filed separately with the Commission.

          (c) In no event shall any rate increase take effect prior to 90 days after the Effective Date of this Agreement.

1.3 Effective Date and Term. The Effective Date of this Agreement shall be the date upon which it is executed by Telegroup. Except as otherwise provided herein, the initial term of this Agreement shall end at midnight on October 16, 1998. Thereafter, it shall be automatically renewed for successive one year periods, unless terminated by either Party 60 days prior to the commencement of such renewal period.

1.4 Eligible Traffic. "Eligible Traffic" hereunder shall be international traffic originating on or passing through New T&T's network using New T&T's "IDD 007" Service or its equivalent, excluding traffic to The People's Republic of China or Macau, or traffic which is terminated by:

           (a)  Hong Kong Telecom International Limited; or

           (b)  Hong Kong Telephone Company; or

           (c)  International private lines; or

           (d)  the existing Supplier.

1.5 Commitment to Make Telegroup the Primary Supplier. During the term of this Agreement, New T&T shall use reasonable endeavors to insure that
      * of its aggregate annual eligible traffic will be terminated by Telegroup pursuant to this Agreement. At any time during the term of this Agreement, New T&T shall have the right to supply to Telegroup a statement, and any reasonable supporting documentation requested by Telegroup, prepared and signed by New T&T's independent auditors documenting the percentage of eligible traffic that was terminated by Telegroup since the previous audit or, in the case of the first such audit, since the Effective Date hereof (the "audit period"). If it is thus demonstrated that Telegroup terminated * of the eligible traffic during the audit period, *.

*Confidential Treatment Requested. The redacted material has been filed separately with the Commission.

1.6 Down Time. If, during the term of this Agreement, Telegroup is unable to offer the Services to New T&T for a period of time due to technical problems, that period of time shall not be included as part of the audit period (as set forth in Section 1.4 hereof) during which the down time occurred.

1.7 Authority of New T&T. New T&T shall have the authority to provide the Services to its Hong Kong customers without identifying to such customers that New T&T is utilizing Telegroup's services, and any contracts of New T&T with its customers relating to the Services shall be entered into by New T&T in its own name and for its account.

1.8 Customer Service. New T&T shall be responsible for all end-user customer service relating to the Services, including gathering accurate and complete information as to purported difficulties and accurately educating its end-user customers concerning the Services. Telegroup will cooperate with New T&T with respect to customer service.

2.   PAYMENT TERMS

2.1 Billing. Telegroup will invoice New T&T for the Services on a monthly basis, and shall, on a weekly basis, provide New T&T with electronic call detail records of all billable calls. Call charges will apply only to those calls which are answered at the dialed (destination) end, and will be calculated from the time the dialed number is answered to the time either the caller or the called party hangs up (goes on hook), *. *. In the event of a bona fide dispute relating to the billing charges, New T&T shall pay the amount not in dispute and shall cooperate with Telegroup in resolving the disputed portion of the bill. Notwithstanding the foregoing, payment shall not affect New T&T's rights to challenge the propriety of payment, but any bills rendered may not be disputed by New T&T or Telegroup unless such dispute is set forth in writing within the period of six months after the billing date for the item or items in question. In the event New T&T fails to pay a bill for the Services (other than for amounts that are the subject of a bona fide dispute) that is rendered and due and payable in accordance with the terms of this Agreement, Telegroup shall have the right, upon 7 calendar days notice and failure by New T&T to remit full payment within those 7 days, to suspend the Services and to terminate this Agreement.

*Confidential Treatment Requested. The redacted material has been filed separately with the Commission.

2.2 Security Deposit. New T&T acknowledges and agrees that should Telegroup's billings in relation to the Services exceed an aggregate of * during the term of this Agreement, Telegroup shall be entitled to call, as security for the full and faithful performance by New T&T of its payment and other obligations under this Agreement, a * , which shall be payable to Telegroup in the event of a failure by New T&T to meet its payment obligations under this Agreement. The terms and language of such * shall be in a form and substance agreed by the parties, which agreement shall not be unreasonably withheld.

3.   TERMINATION

3.1 Regulatory Approval. This Agreement shall terminate automatically and without liability or further obligation on the part of either Party to the other if, by final order either Party is denied or loses any necessary authority to provide or resell the Services as contemplated hereunder, or if such authority is suspended or not renewed, or it becomes unlawful to provide or resell the Services. If such authority is lost, suspended or not renewed, or the Services become unlawful with regard to a portion of the service area, then this Agreement shall terminate automatically and without liability or further obligation on the part of either Party to the other with regard only to the service area concerned. The provisions of this Section 3.1 shall not be construed to affect any liabilities which arise prior to a termination hereunder.

3.2 Termination Rights. The following events shall be grounds for immediate termination of this Agreement, provided that notice of termination is given within 30 days of the event and that no termination hereunder shall affect the obligations of one Party to the other for liability arising prior to such termination:

          (a) The failure of New T&T to make payment for the Services within 7 calendar days of receiving notice from Telegroup as set forth in Section 2.1 hereof; or

          (b) The failure by Telegroup to conform to the performance specifications set out in Exhibit 3.3 within 30 days of being notified by New T&T of any deficiency in Telegroup's conformance to those specifications; or

          (c)  *; or

*Confidential Treatment Requested. The redacted material has been filed separately with the Commission.

          (d) The material violation by either Party hereto of any material term or provision of this Agreement which is not cured within 30 days after notice of default is given; provided, however, if the nature of the default is such that it cannot reasonably be cured within such 30-day period, then the Party shall not be deemed to be in default provided that it commences to cure the default within such 30-day period and thereafter diligently completes the cure; or

          (e) New T&T determines in good faith that it is no longer commercially viable to resell the Services in Hong Kong; or

          (f) The violation by a Party of any laws or regulations applicable to the Services and the failure to promptly remedy the violation after notice; or

          (g)  The bankruptcy of a Party.

3.3   *.

3.4 The FM Agreement. Telegroup's obligation under Section 12.4 of the FM Agreement to not offer its own "private label call back services" through any local system other than the System described in the FM Agreement shall terminate if:

           (a) Telegroup terminates this Agreement on account of nonpayment by New T&T of its monetary obligations under Section 2.1 of this Agreement; or

           (b) New T&T terminates this Agreement pursuant to Section 3.3 hereof; or

            (c) The percentage of eligible traffic terminated by Telegroup in an audit period, as determined in accordance with the provisions of Section 1.4 hereof, is *.

4.   INDEMNIFICATION AND LIMITATION OF LIABILITY

4.1 Quality & Timeliness of Services. Telegroup will make its best efforts to provide continuous and uninterrupted Services hereunder in accordance with generally applicable industry standards. However, New T&T specifically acknowledges that Telegroup utilizes the transmission services of underlying common carriers and does not have control of such facilities. Except as set forth above in this Section 4.1, Telegroup makes no representations as to the quality or availability of the transmission services of its underlying carriers.

*Confidential Treatment Requested. The redacted material has been filed separately with the Commission.

4.2 Indemnification. Each Party (the "Indemnitor") will indemnify the other (the "Indemnitee"), its directors, officers, employees, agents, affiliates, subsidiaries, and representatives and save them harmless from and against any and all claims, actions, damages, liabilities and expenses, including reasonable attorneys' fees occasioned by any breach by the Indemnitor, its directors, officers, employees, agents or representatives, of its obligations hereunder.

4.3 Limitation of Liability. Notwithstanding the foregoing, with respect to the Services to be provided hereunder by Telegroup, it shall not be liable to New T&T or to its officers, employees, directors, agents, affiliates, subsidiaries, representatives, customers or any other third party, in any respect, for any damages whatsoever unless Telegroup shall have been directly and solely responsible for such damages and shall not have used its reasonable efforts to remedy the situation in an effort to prevent future such damages in the 30 day period after notice of Telegroup's responsibility shall have been given to it. The parties acknowledge that, irrespective of whether Telegroup succeeds in effecting a remedy to the situation, and without limiting either Party's rights under Section 3.2 hereof, so long as Telegroup shall have used its reasonable efforts, as aforesaid, to remedy a situation for which it would otherwise be responsible, Telegroup shall not be liable hereunder. Notwithstanding the foregoing, in no event shall Telegroup be liable for money damages for interruptions in the Services, defects in transmission, or delays which are attributable to the services of underlying carriers, equipment vendors, software or any other service suppliers, other persons, or by regulatory or judicial actions.

4.4 Non-Liability of Either Party for Certain Damages. Notwithstanding anything to the contrary herein, neither Party shall be liable to the other Party for any special, consequential, or indirect damages arising out of or in connection with this Agreement, including, but not limited to loss of profits, business, revenue, good will, or anticipated savings.

4.5 Absolute Limitation of Liability. Notwithstanding anything to the contrary in this Agreement, the maximum cumulative liability of Telegroup for all acts or omissions under this Agreement shall be *.

5.   NOMINATED REPRESENTATIVES

5.1 Representatives. The Parties' respective representatives are those described in Exhibit 5.1. Each Party may changes its representative from time to time by prior notice in writing to the other Party.

5.2 Communications Between Representatives. All communications concerning the performance of the Agreement shall be conveyed between the Parties' nominated representatives.

*Confidential Treatment Requested. The redacted material has been filed separately with the Commission.

6.   CONFIDENTIALITY

6.1 Confidentiality. New T&T and Telegroup shall keep confidential any information obtained under or in connection with the Agreement and shall not disclose the same to any third party without the consent in writing of the other Party. The provisions of this Section 6.1 shall not apply to:

          (a) Any information in the public domain otherwise than by breach of the Agreement;

          (b) Information in the possession of the receiving Party thereof as evidenced by a writing or writings dated before any disclosure as aforesaid;

          (c) Information obtained from a third party who is free to disclose the same; or

           (d) Information required to be disclosed by law.

6.2 Disclosure to Employees. New T&T and Telegroup shall disclose confidential information to employees or representatives on a need to know basis only and shall ensure that such employees and representatives are aware of and comply with these obligations as to confidentiality.

7.   MISCELLANEOUS

7.1 Whole Agreement. This Agreement represents the entire agreement between the parties concerning the provision of the Service and shall supersede all representations, promises and proposals, whether they be oral or written.

7.2 Waiver. No delay, neglect or forbearance on the part of either Party in enforcing against the other Party any term or condition of the Agreement shall either be or be deemed to be a waiver or in any way prejudice any right of that Party under the Agreement.

7.3 Governing Law. The Agreement shall be construed and interpreted in accordance with the laws of Hong Kong and the parties hereby agree to submit to the exclusive jurisdiction of the Courts of Hong Kong.

7.4 Notices. All notices or other communications required or permitted to be given under this Agreement by any Party to another shall be:

          (a) in writing addressed to the address of the intended recipient at the address set forth above or to such other address as has been most recently notified by the intended recipient to the Party giving the notice;

          (b)  signed by a person duly authorized by the sender; and

          (c)  deemed to have been given and served:

               (i)  where delivered by hand, at the time of delivery.

               (ii) where dispatched by facsimile transmission, twenty four
               (24) hours after the time recorded on the transmitting machine unless:

                    (aa) within those twenty four (24) hours the intended
                     recipient has informed the sender that the transmission was received in an incomplete or garbled form; or

                    (bb) the transmission report of the sender indicates a faulty or incomplete transmission; and

               (iii) where dispatched by security post, on acknowledgment of receipt by or on behalf of the recipient, but if such delivery or receipt is on a day which is not a working day or is later than 4:00 p.m. (local time) on a working day, the notice shall be deemed to have been given and served on the next working day.

7.5 Amendment. Any amendment to this Agreement including the Schedules shall only be valid when such amendments are recorded in writing and duly signed on behalf of the parties by their respective authorized representatives.

7.6 Assignment. Subject to its License, New T&T may with written notice to Telegroup assign or transfer any or all its rights and obligations under this Agreement to a related company (as defined in the Companies Ordinance). Telegroup may assign or transfer all its rights and obligations under this Agreement to its subsidiary (as defined in the Companies Ordinance in Hong Kong).

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed the day and year first written above.

SIGNED for and on behalf of          )
New T&T Hong Kong Limited            )
by its duly authorized               )     ___________________________________
Representative in the presence of:   )     Signature of Authorized
Representative                       )
                                     )
                                     )
                                     )
________________________             )
Signature of Witness                 )
                                     )
                                     )     ___________________________________
                                     )     Name of Authorized Representative
                                     )     (print)
                                     )
________________________             )
Name of Witness (print)              )
                                     )
                                     )
                                     )
SIGNED for and on behalf of          )
Telegroup, Incorporated              )
by its duly authorized               )     ___________________________________
Representative in the presence of:   )     Signature of Authorized
Representative                       )
                                     )
                                     )
________________________             )
Signature of Witness                 )
                                     )     ___________________________________
                                     )     Name of Authorized Representative
                                     )     (print)
                                     )
                                     )
________________________             )
Name of Witness (print)              )
                                     )

Exhibit A     Section 12.4 of the Facilities Management Agreement

12.4 In the event Telegroup, in good faith, determines that it is no longer commercially viable to offer call back services in Hong Kong through the System under the terms and conditions set forth in this Agreement, Telegroup may terminate this Agreement upon 30 days written notice to New T&T. Nothing herein or elsewhere in this Agreement is intended to prohibit Telegroup, at any time either during or after the termination of this Agreement, from installing a similar system for call back services utilizing a third party in Hong Kong to provide services similar to those provided by New T&T hereunder; provided, however, during the term of this Agreement, Telegroup shall not offer not offer its own "private label call back services" through any other local system (switch) in Hong Kong other than through the System serviced by New T&T pursuant to this Agreement. For these purposes, Telegroup's "private label call back services" means any call back services utilizing a local switch or system in Hong Kong which is provided either directly or indirectly by Telegroup or agents to end-user customers in Hong Kong under the Telegroup name or any other name used by Telegroup to identify its products.

       The parties agree that if Telegroup terminates this Agreement under this clause 12.4, it will not offer its private label call back services through any local switch or system in Hong Kong for a 12-month period unless Telegroup believes that such services may again be profitable based upon a change in circumstances and Telegroup first negotiates in good faith for a 30-day period with New T&T with a view to resuming their relationship with respect to Telegroup's private label call back services, prior to Telegroup negotiating such an agreement with a third party for the provision of services to Telegroup of the kind provided in this Agreement.

Exhibit 1.1  The Services

E1.1 Service Description. "Services" means U.S.-originated dial tone and call termination services to be provided by Telegroup to New T&T where:

     (a) Eligible traffic, as defined in Section 1.4 of this Agreement, generated by New T&T or terminating on New T&T's network will be switched through Telegroup's network using Telegroup's equipment located in New T&T's premises in Hong Kong (the "System") pursuant to the FM Agreement; and

     (b) Those services shall be performed by means of a "call back" system whereby:

           (i) *; and

           (ii) *; and

           (iii) *.



*Confidential Treatment Requested. The redacted material has been filed separately with the Commission.

Exhibit 1.2  Rates

New T&T Wholesale Rates in $US from Hong Kong to:

                             *





*Confidential Treatment Requested. The redacted material has been filed separately with the Commission.

Exhibit 3.3  Quality of Service Requirements

E3.3.1 Call Set-Up Time. Call set-up time will be *; provided, however, that with respect to calls to Russia and the former CIS countries, no assurances with regard to call set-up time will be given or required. Notwithstanding the foregoing, in no event will Telegroup be required to provide call set-up time with respect to calls to any particular country that is less than the set-up time provided by Hong Kong Telecom's IDD service *. Call set-up time shall be measured as the difference between:

             (a) the moment when the Telegroup's System receives from New T&T's switch a valid and complete international destination number; and

             (b) the moment when ringback or busy signal at the destination end is first heard.

E3.3.2 Voice Quality. Speech clarity, audio continuity and echo suppression will be of similar quality to normal IDD calls for * of the calls during any * period. Analysis of these parameters by New T&T shall be done in good faith, utilizing industry-accepted testing equipment and procedures, with test reports made available to Telegroup in the event a claim is made with regard to this sub-exhibit 3.3.2.

E3.3.3 Blocked or Dropped Calls. The percentage of calls blocked or dropped while in progress by the Telegroup System shall be *.

E3.3.4 System Availability. The availability of the Telegroup System as a whole should be *. The Telegroup System is considered available when its normal service, as defined in this Agreement, is maintained.

E3.3.5 Telegroup Support. Telegroup shall make available to New T&T a means of accessing qualified technical support staff 24 hours per day, 365 days per year. Telegroup shall be required to respond to problem reports and restore service outages according to the following schedule:

            (a) *.

            (b) *.

E3.3.6 Answer Supervision. As soon as possible, and in any event by no later than March 15, 1996, Telegroup shall install and have ready for use by New T&T software that will enable the System to deliver answer supervision to New T&T's switch. "Answer supervision" means a mutually acceptable electronic signal which identifies in real time the moment at which the dialed number delivered to the System by New T&T is answered by the called party.


*Confidential Treatment Requested. The redacted material has been filed separately with the Commission.

Exhibit 5.1  Nominated Representatives

For Telegroup:

          Mr. Ronald B. Stakland
          Senior Vice President, International Development
          Telegroup, Inc.
          505 North Third Street
          Fairfield, IA   52556
          USA

For New T&T:

          Mr. Raymond Mok
          Director, Finance & Business Administration
          5/F, New T&T Centre
          Harbour City
          Tsimshatsui, Kowloon
          Hong Kong